UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018 (December 31, 2017)

WILSON BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

623 West Main Street
Lebanon, Tennessee		37087
(Address of principal executive offices)		(Zip Code)
(615) 444-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective December 31, 2017, Elmer Richerson, the Executive Vice President of Wilson Bank Holding Company (the “Company”) and President of Wilson Bank & Trust, a wholly owned subsidiary of the Company (the “Bank”), retired from the Company and the Bank. Mr. Richerson remains a member of the Board of Directors of the Company and the Bank.

(c), (d) Effective January 2, 2018, John C. McDearman, III, Executive Vice President of the Bank, became the Bank’s President and Executive Vice President of the Company. Mr. McDearman, age 49, joined the Bank in November of 1998. He has held positions in branch administration and commercial lending. From November 2002 to January 2009, he held the position of Senior Vice President-Central Division of the Bank. Prior to being appointed to serve as President, Mr. McDearman held the position of Executive Vice President since January 2009. Effective January 2, 2018, Mr. McDearman was also appointed to serve as a director of each of the Company and the Bank. He will be a Class II director of the Company and is expected to be up for re-election as a Class II director at the Company’s annual meeting of shareholders expected to be held in April 2018. No committee assignments have yet been made for Mr. McDearman.

In connection with his promotion, Mr. McDearman’s annual base salary was increased to $367,000. His other compensation arrangements will initially remain the same as those described in the Company’s proxy statement for its annual meeting of shareholders held in April 2017 as filed with the Securities and Exchange Commission on March 10, 2017. He will not receive any separate compensation for his service as a director.

There are no arrangements or understandings between Mr. McDearman and any other persons pursuant to which he was selected as President of the Bank, Executive Vice President of the Company and as a member of the boards of director of the Company and the Bank. There are no family relationships between Mr. McDearman and any other executive officer or member of the Company’s board of directors. Additionally, there are no transactions involving the Company and Mr. McDearman that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Effective December 31, 2017, Clark Oakley, age 49, assumed the responsibilities of Executive Vice President and Chief Operating Officer of the Company and the Bank. Mr. Oakley served as president of the Bank’s eastern region from April 15, 2008 to January 1, 2017 when he was assigned the title of Executive Vice President and Chief Operating Officer of the Bank. Mr. Oakley has held numerous positions within the Bank since he joined the Bank in October, 1995. Mr. Oakley’s annual base salary will be $210,000.

There are no arrangements or understandings between Mr. Oakley and any other persons pursuant to which he was selected as an executive officer of the Bank. There are no family relationships between Mr. Oakley and any other executive officer or member of the Company’s board of directors. Additionally, there are no transactions involving the Company and Mr. Oakley that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By: /s/ J. Randall Clemons
J. Randall Clemons
President and Chief Executive Officer

Date: January 5, 2018